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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference of our report dated February 17, 1995, with respect to the consolidated financial statements of Slash Corporation included in the final prospectus dated December 10, 1996 relating to the Registration Statement on Form S-1 (Registration No. 333-14441) of GT Interactive Software Corp., and to the reference to our firm under the caption "Experts," in this Registration Statement on Form S-3 of GT Interactive
Software Corp. for the registration of shares of its Common Stock.

                                          EIDE HELMEKE PLLP

Minneapolis, Minnesota
December 31, 1996